l:\secfiles\10-Q\2ndqtr95\exhib11.doc 4

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GENERAL MOTORS CORPORATION                                         EXHIBIT 11
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                         Quarter Ended
                                                         June 30, 1995
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                $1,995.5   $205.8     $68.8
Premium on repurchase of preference stocks          153.4        -         -
Dividends on preference stocks                       46.1        -         -
                                                  -------    -----      ----
Earnings attributable to common stocks            1,796.0    205.8      68.8
Dividends on common stocks                          223.7     57.1      22.0
                                                  -------    -----      ----
Undistributed earnings                            1,572.3    148.7      46.8
Adjustments
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (1.5)       -       1.5
  Dividends on assumed common stock
    transactions                                     (1.1)       -      (0.4)
                                                  -------    -----      ----
Adjusted earnings attributable to
  common stocks                                  $1,569.7   $148.7     $47.9
                                                  =======    =====      ====

Weighted average shares outstanding
  (in millions)                                     746.3    438.7      95.4
Adjustment
  Assumed exercise of dilutive stock options *        3.8      0.1       2.1
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        750.1    438.8      97.5
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $2.09    $0.34     $0.49
Dividends                                            0.30     0.13      0.23
                                                     ----     ----      ----
Earnings per share attributable to common stocks    $2.39    $0.47     $0.72
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.











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GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                    ATTRIBUTABLE TO COMMON STOCKS - Continued

                                                        Quarter Ended
                                                        June 30, 1994
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                $1,755.0   $106.5     $61.3
Dividends on preference stocks                       89.7        -         -
                                                  -------    -----      ----
Earnings attributable to common stocks            1,665.3    106.5      61.3
Dividends on common stocks                          146.2     31.2      18.3
                                                  -------    -----      ----
Undistributed earnings                            1,519.1     75.3      43.0
Adjustments
  Add-back dividends on assumed conversion
    of preference stock                              17.7        -         -
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (1.3)       -       1.3
  Dividends on assumed common stock
    transactions                                     (4.2)       -      (0.4)
                                                  -------    -----      ----
Adjusted earnings attributable to
  common stocks                                  $1,531.3    $75.3     $43.9
                                                  =======    =====      ====

Weighted average shares outstanding
  (in millions)                                     733.1    260.1      91.7
Adjustments
  Shares issued on assumed conversion of
    preference stock *                               15.3        -         -
  Assumed exercise of dilutive stock options *        5.6        -       2.0
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        754.0    260.1      93.7
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $2.03    $0.29     $0.47
Dividends                                            0.20     0.12      0.20
                                                     ----     ----      ----
Earnings per share attributable
  to common stocks                                  $2.23    $0.41     $0.67
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed conversion of preference stock and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.







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GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                    ATTRIBUTABLE TO COMMON STOCKS - Continued

                                                       Six Months Ended
                                                         June 30, 1995
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                $3,963.8   $328.2    $132.1
Premium on repurchase of preference stocks          153.4        -         -
Dividends on preference stocks                      118.1        -         -
                                                  -------    -----      ----
Earnings attributable to common stocks            3,692.3    328.2     132.1
Dividends on common stocks                          374.5     91.3      43.6
                                                  -------    -----      ----
Undistributed earnings                            3,317.8    236.9      88.5
Adjustments
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (3.0)       -       3.0
  Dividends on assumed common stock transactions     (1.9)       -      (1.0)
                                                  -------    -----      ----
Adjusted earnings attributable to
  common stocks                                  $3,312.9   $236.9     $90.5
                                                  =======    =====      ====

Weighted average shares outstanding
  (in millions)                                     749.4    369.7      94.8
Adjustments
  Assumed exercise of dilutive stock options *        3.8      0.1       2.1
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        753.2    369.8      96.9
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $4.40    $0.64     $0.93
Adjustment                                              -    (0.01)**     -
Dividends                                            0.50     0.26      0.46
                                                     ----     ----      ----
Earnings per share attributable to common stocks    $4.90    $0.89     $1.39
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

 ** The per-share reported earnings attributable to Class E common stock of $0.89 equals the sum of the separate computations of each of the first two quarters, consistent with the requirements for calculating earnings per share based on EDS earnings and the Class E denominator. The six month calculation shown above (based on 1995 weighted average outstanding Class E shares for the period) requires an adjustment of ($0.01) due to the significant differences in the average number of shares outstanding in each quarter resulting from the Class E stock contribution to the U.S. hourly pension plan.

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GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                    ATTRIBUTABLE TO COMMON STOCKS - Concluded

                                                       Six Months Ended
                                                         June 30, 1994
                                                ----------------------------
                                                  $1-2/3
                                                Par Value   Class E  Class H
                                                  Common     Common   Common
                                                  Stock      Stock    Stock
                                                ----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)
Net income attributable to stocks (before
  cumulative effect of accounting change)        $3,203.9   $198.6   $132.1
Dividends on preference stocks                      176.5        -        -
                                                  -------    -----    -----
Earnings attributable to common stocks            3,027.4    198.6    132.1
Dividends on common stocks                          291.4     62.1     36.5
                                                  -------    -----    -----
Undistributed earnings                            2,736.0    136.5     95.6
Adjustments
  Add-back dividends on assumed conversion
    of preference stock                              32.4        -       -
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (2.9)       -      2.9
  Dividends on assumed common stock transactions     (9.2)       -     (0.8)
                                                  -------    -----    -----
Adjusted earnings attributable to
  common stocks                                  $2,756.3   $136.5    $97.7
                                                  =======    =====    =====
Weighted average shares outstanding
  (in millions)                                     729.2    259.0     91.2
Adjustments
  Shares issued on assumed conversion
    of preference stock *                            16.5        -       -
  Assumed exercise of dilutive stock options *        6.4        -      2.0
                                                    -----    -----     ----
Adjusted weighted average shares outstanding        752.1    259.0     93.2
                                                    =====    =====     ====
Per Share Data
Earnings per share attributable to
  undistributed earnings on common
  stocks (before cumulative effect of
  accounting change)                                 3.67     0.53     1.05
Cumulative effect of accounting change at
  January 1, 1994                                   (1.05)       -    (0.08)
Dividends                                            0.40     0.24     0.40
                                                    -----     ----    -----
Earnings per share attributable
  to common stocks                                  $3.02    $0.77    $1.37
                                                    =====     ====    =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed conversion of preference stock and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.






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